UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

WENDY’S/ARBY’S GROUP, INC.
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(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Perimeter Center West Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(678) 514-4100

(Former Name or Former Address, if Changed Since Last Report):		N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 18, 2009, the board of directors of Wendy’s/Arby’s Group, Inc. (the “Company”) approved an amendment to the Company’s by-laws to remove a provision requiring the affirmative vote of the holders of two-thirds of the voting power of the outstanding capital stock of the Company entitled to vote in the election of directors to remove, with or without cause, a duly elected director. As a result of this change, a director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote for directors.

A copy of this amendment to the Company’s by-laws is attached as Exhibit 5.03 hereto.

Item 8.01.                                Other Events.

Following the amendment of the Company’s by-laws by the board of directors of the Company described above in Item 5.03, on May 18, 2009, the board decided to withdraw “Proposal 5” from consideration for approval at the 2009 Annual Meeting of Stockholders scheduled to be held on May 28, 2009. The withdrawn proposal sought stockholder approval for an amendment to the Company’s certificate of incorporation to provide that a duly elected director of the Company may be removed, with or without cause, only by affirmative vote of the holders of two-thirds of the voting power of the outstanding capital stock of the Company entitled to vote in the election of directors. The withdrawal of Proposal 5 has no effect on any of the other proposals or matters set forth in the proxy statement for the 2009 Annual Meeting of Stockholders.

Item 9.01.                                         Financial Statements and Exhibits.

(d)           Exhibits

5.03	Amendment to the Company’s by-laws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY’S/ARBY’S GROUP, INC.
By: /s/ NILS H. OKESON
Nils H. Okeson
Senior Vice President,
Dated: May 18, 2009	General Counsel and Secretary

EXHIBIT INDEX

Exhibit                      Description

5.03                           Amendment to the Company’s by-laws